UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2006

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, Applied Micro Circuits Corporation (the “Company”) has been engaged in an internal review of its historical stock option practices and related accounting. The review, which covers option grants made since the Company’s initial public offering in 1997, is being directed by the Audit Committee of the Board of Directors (the “Audit Committee”), which has been assisted by outside legal counsel and forensic accountants. Although the Audit Committee is continuing its investigation of the Company’s stock option grant practices and related accounting and has not completed its work or reached final conclusions, the Audit Committee’s review is substantially complete.

Based on this review, the Audit Committee has concluded that the Company should have used different measurement dates for the purpose of computing compensation costs for certain stock option grants in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” As a result, new accounting measurement dates are being applied to the affected option grants and the Company expects to recognize up to $200 million in non-cash, stock-based compensation expense for the affected periods. This amount primarily relates to options awarded during fiscal years 2000 through 2002. Accordingly, on September 11, 2006, AMCC’s Board of Directors, on the recommendation of the Audit Committee after consultation with management, and with the concurrence of Ernst & Young LLP, determined that the Company’s annual and interim financial statements and any related reports of its independent registered public accounting firm, earnings press releases and similar communications previously issued by the Company for the periods beginning with fiscal 1998 should no longer be relied upon.

Any stock-based compensation charges incurred as a result of the restatement would have the effect of decreasing reported net income or increasing reported net loss, and increasing the reported accumulated deficit and additional paid-in capital figures contained in the Company’s historical financial statements for the periods subject to restatement. However, these non-cash stock-based compensation charges will not affect the Company’s current cash position or previously reported revenues.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with Ernst & Young LLP, the Company’s independent registered public accounting firm. However, as the Audit Committee’s review has not been completed, the final conclusions of its review are not yet known to Ernst & Young LLP.

The Company intends to file its restated financial statements, as well as its annual report on Form 10-K for the year ended March 31, 2006 and its quarterly report on Form 10-Q for the quarter ended June 30, 2006, as soon as practicable after the completion of the Audit Committee’s investigation and the audit of such restated financials by Ernst & Young LLP.

Because the Company’s option review and Ernst & Young LLP’s audit or review of the results thereof have not been completed, it is possible that additional issues may be identified for one or more of the periods under review.

A copy of the press release announcing the planned restatement is attached hereto as Exhibit 99.1 and is incorporated in this Item 4.02(a) by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on September 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2006	APPLIED MICRO CIRCUITS CORPORATION

	By:	/s/ Cynthia J. Moreland
	Name:	Cynthia J. Moreland
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on September 14, 2006.

4